HUSSMAN ECONOMETRICS ADVISORS, INC.

                                 CODE OF ETHICS

                               _____________, 2000

                                  INTRODUCTION

     Hussman Econometrics Advisors, Inc. ("Hussman") has adopted this Code of Ethics ("Code"). This Code pertains to Hussman's investment advisory services to Hussman Investment Trust, a registered management investment company (the "Fund") or other Hussman clients (together with the Fund, the "Clients"). Hussman has a fiduciary duty to the Clients that requires individuals associated with Hussman to act for the benefit of the Clients. Potential conflicts of interest may arise in connection with the personal trading activities of Hussman personnel. This Code establishes standards and procedures designed to prevent improper personal trading, to identify conflicts of interest, and to provide a means to resolve actual or potential conflicts of interest.

     In addition to its specific prohibitions, this Code prohibits conduct made unlawful under Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act"). Rule 17j-1 makes it unlawful for a person to take the following actions in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a Client:

     1.   To employ any device, scheme, or artifice to defraud a Client;

     2. To make any untrue statement of a material statement to a Client or omit to state a material fact necessary in order to make the statements made to the Client, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business that operates, or would operate, as a fraud or deceit on a Client; or

     4.   To engage in any manipulative practice with respect to a Client.

     Hussman requires that its personnel adhere to this Code as a basic condition of employment at Hussman. If you have any questions about the propriety of any activity, you should consult with Hussman's Compliance Officer or other responsible Hussman personnel.

SECTION 1. DEFINITIONS

     All terms defined by reference to Rule 17j-1, the 1940 Act, or otherwise shall have the same meaning as they have in the Rule and the Act and shall be interpreted as modified by or interpreted by orders of the Securities and Exchange Commission (the "Commission"), by rules, regulations, or releases adopted, or issued, by the Commission, or other interpretative releases or letters issued by the Commission or its staff.

     (a) ACCESS PERSON has the same meaning as in Rule 17j-1 and includes any director, trustee, officer, general partner, or Advisory Person of Hussman. For purposes of this Code, an Access Person does not include any person who is subject to a Code of Ethics adopted in compliance with Rule 17j-1 by a Client or by a Client's administrator or principal underwriter, if any.

     (b)  ADVISORY PERSON has the same meaning as in Rule 17j-1 and includes:

          (i)   any  employee  of  Hussman  (or  of  any  company  in a  Control relationship to Hussman) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

          (ii) any natural person in a Control relationship to Hussman who obtains information concerning recommendations made with regard to the purchase or sale of Covered Securities.

     (c) BENEFICIAL OWNERSHIP has the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"). Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

     (d) COMPLIANCE OFFICER is the person or persons appointed by Hussman to approve and to review any transaction by an Access Person or Investment Personnel as required by this Code and to review reports required to be filed by an Access Person under this Code.

     (e) CONTROL has the same meaning as in Section 2(a)(9) of the 1940 Act and generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     (f) COVERED SECURITY is a security as defined in section 2(a)(36) of the 1940 Act and includes any option written to purchase or sell a security, but does not include:

          (i)   direct obligations of the United States Government;

          (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) shares issued by open-end investment companies.

     (g) INITIAL PUBLIC OFFERING has the same meaning as in Rule 17j-1 and is an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

     (h) INVESTMENT PERSONNEL has the same meaning as in Rule 17j-1 and includes:

          (i) any employee of Hussman (or of any company in a Control relationship to Hussman) who, in connection with his or her regular functions or duties, makes, or participates in making recommendations, regarding the purchase or sale of securities by or on behalf of a Client; and

          (ii)  any  natural  person  who  Controls   Hussman  and  who  obtains
                information   concerning   recommendations  made  regarding  the
                purchase or sale of securities by or on behalf of a Client.

     (i) LIMITED OFFERING has the same meaning as in Rule 17j-1 and is an offering that is exempt from registration under Sections 4(2) or 4(6) or under rules 504, 505, or 506 under 1933 Act.

SECTION 2. POLICIES

     (a) GENERAL. It is the policy of Hussman that no Access Person shall engage in any act, practice, or course of conduct that would violate this Code. Each Access Person has the responsibility of ensuring that all personal trading and other professional activities comply with the policies in this Code.

     (b) ACCESS PERSON TRANSACTIONS. An Access Person must wait two full business days after the last purchase or sale of a Covered Security for any Client before executing a personal trade in the same security. Before executing any security transaction, the Access Person must verify with the Compliance Officer that no trading in the security has either occurred in the previous two business days or is anticipated during the next two business days by submitting to, and obtaining the signature of, the Compliance Officer the Verification Form (in the sample form attached as Exhibit A). This paragraph (b) is not applicable to transactions for a Client that is a private investment partnership or company and that is partially or wholly owned by employees of Hussman.

     (c) PRIOR APPROVAL OF CERTAIN TRANSACTIONS BY INVESTMENT PERSONNEL. No Investment Personnel may directly or indirectly acquire Beneficial Ownership in any securities in an Initial Public Offering or in a Limited Offering unless the person obtains prior written approval of the transaction from the Compliance Officer ("Prior Approval"). The Compliance Officer may approve the transaction if the Compliance Officer concludes that the transaction would cause no material conflict of interest with a Client. A request for Prior Approval must be made by completing the Prior Approval Form (in the sample form attached as Exhibit B) and submitting it to the Compliance Officer.

     (d) UNDUE INFLUENCE: DISCLOSURE OF PERSONAL INTEREST. No Access Person shall cause or attempt to cause any Client to purchase, sell, or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall recommend any securities transactions for a Client without having disclosed his or her interest, if any, in such securities or the issuer thereof, including, without limitation, (i) his or her Beneficial Ownership of any securities of the issuer, (ii) any position with the issuer or its affiliates and (iii) any present or proposed business relationship between the issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand.

     (e) CORPORATE OPPORTUNITIES. All Access Persons are expressly prohibited from taking personal advantage of any opportunity properly belonging to a Client.

     (f) CONFIDENTIALITY. Except as required in the normal course of carrying out an Access Person's business responsibilities, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Client or securities that are being considered for purchase or sale for any Client.

SECTION 3. REPORTING REQUIREMENTS

     These reporting requirements are for the purpose of providing Hussman with appropriate information to determine with reasonable assurance whether Access Persons are observing this Code.

     (a) Unless excepted under paragraph (b) of this section, every Access Person must make the following reports to Hussman. Each report must be dated on the day that the report is submitted to Hussman. An Access Person may include a statement that the information in the report shall not be deemed an admission that the Access Person has Beneficial Ownership of any Covered Security to which the report relates.

          (i) INITIAL HOLDINGS REPORTS. No later than 10 days after a person becomes an Access Person, the Access Person must submit the following information.

                (A) The title, number of shares, and principal amount of each Covered Security in which the Access Person has Beneficial Ownership when the person became an Access Person; and

                (B) The name of any broker, dealer, or bank with which the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person.

          (ii) TRANSACTION REPORTS. All Access Persons are required to file with the Compliance Officer, no later than 10 days after the end of each calendar quarter, a report of all personal security transactions for that quarter. The form attached as Exhibit C shall be used for this purpose. In lieu of making these reports, Access Persons may instruct their brokerage firms to provide duplicate broker trade confirmations and account statements to the Compliance Officer for all personal accounts.

          (iii) ANNUAL HOLDINGS REPORTS. An Access Person must submit the following information annually and update it quarterly (current as of a date no more than 30 days before the report is submitted):

                (A) If not previously reported, the title, number of shares, and principal amount of each Covered Security in which the Access Person had Beneficial Ownership; and

                (B) If not previously reported, the name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person.

     (b) EXCEPTIONS FROM REPORTING REQUIREMENTS. An Access Person need not make a report under paragraph (a) of this section for transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or Control.

SECTION 4. ADMINISTRATION OF THE CODE

     (a) NOTIFICATION OF ACCESS PERSONS. Hussman will identify all Access Persons and inform them of this Code and their reporting requirements under this Code.

     (b) REVIEW AND REPORT TO HUSSMAN. The Compliance Officer must review the reports required under this Code and report violations of the Code to Hussman.

     (c) SANCTIONS. Upon discovering a violation of this Code, Hussman may impose any sanctions that it deems appropriate, including, among other things, a letter of censure, or suspension or termination of the employment of the violator.

     (d) REPORT TO BOARD. At least annually, Hussman must furnish to the Fund's Board of Trustees a written report that describes any issues arising under the Code, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations.

SECTION 5. MAINTENANCE OF RECORDS

     (a) Hussman shall maintain and cause to be maintained in an easily accessible place a copy of this Code and any other Code that has at any time within the past 5 years been in effect.

     (b)  Hussman also shall maintain and cause to be maintained:

          (i) A record of any violation of this Code and of any action taken as a result of the violation in an easily accessible place for at least 5 years following the end of the fiscal year in which the violation occurred.

          (ii) A copy of each report made by an Access Person for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

          (iii) A record of all persons who, currently or within the past five years, are or were Compliance Officers and Access Persons required to make reports under this Code.

          (iv) A copy of each report made to the Fund's Board of Trustees under this Code for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          (v) A record of the approval of, and rationale supporting, any direct or indirect acquisition by Investment Personnel of an Initial Public Offering or a Limited Offering for at least five years after the end of the fiscal year in which approval is granted.

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

EXHIBIT A
---------

                                VERIFICATION FORM

     I am an Access Person of Hussman Econometrics Advisors, Inc. ("Hussman"), as defined in Hussman's Code of Ethics. I plan to execute a personal trade in the securities of _______________ (the "Securities"). As required by the Code, I understand that I must wait two full business days after the last purchase or sale of a security by or on behalf of a Client (as defined in the Code) before executing a personal trade in the same security. This is to request verification that no trading in the Securities by or on behalf of a Client has either occurred in the two business days before _____________, 2000 or is anticipated in the next two business days.


                                        ______________________________
                                        [Signature of Access Person]


VERIFICATION

__________________________
Compliance Officer
Date:_____________________

                                    EXHIBIT B
                                    ---------

                               PRIOR APPROVAL FORM

     I am a person that falls within the category of Investment Personnel in the Code of Ethics of Hussman Econometrics Advisors, Inc. I plan to invest in [DESCRIBE OFFERING], which is, under the Code, an [Initial Public Offering or Limited Offering, as applicable]. As required by the Code, I understand that I must obtain prior written approval of this investment to avoid any material conflict of interest with a Client (as defined in the Code). If you conclude that there is no material conflict of interest, please indicate you prior approval of this investment by signing below.

                                        _________________________________
                                        Title:
                                        Date:


APPROVAL

____________________________
Compliance Officer
Date:

                                    EXHIBIT C

                     PERSONAL SECURITIES TRANSACTION REPORT

------------------------------------        ------------------------------------
Name (please print)                         Quarter Ending

INSTRUCTIONS: Record all applicable security transactions which are not specifically excepted by the Code of Ethics. To indicate no transactions, the word "NONE" must appear. This form must be returned within 10 calendar days after the close of each quarter.

-----------------------------------------------------------------------------------------------------------------------------------
                Purchase/Sale/    Number of Shares/
     Date           Other          Principal Amount              Title of Security              Price       Broker/Dealer/Bank
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

Please disclose below any securities account over which you have a beneficial interest and which was established during the quarter covered by this report.

------------------------------------------------------------------------------------------------------------------------------
    Account Registration                           Broker/Dealer/Bank                   Account No.       Date Established
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

I acknowledge that the transactions listed above comprise all transactions executed in accounts in which I have a beneficial interest.


------------------------------------        ------------------------------------
Signature of Access Person                  Approved

------------------------------------        ------------------------------------
Date of Filing                              Date Approved